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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


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                                   FORM 8-K


                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 3, 2007

                            ZOLTEK COMPANIES, INC.
            (Exact name of registrant as specified in its charter)


           MISSOURI                        0-20600                43-1311101
        (State or other               (Commission File         (I.R.S. Employer
        jurisdiction of                    Number)              Identification
         organization)                                              Number)


        3101 MCKELVEY ROAD
        ST. LOUIS, MISSOURI                                         63044
        (Address of principal executive offices)                  (Zip Code)


                                (314) 291-5110
             (Registrant's telephone number, including area code)


                                NOT APPLICABLE
         (Former name or former address if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01.        OTHER EVENTS.

                  On October 3, 2007, Zoltek Companies, Inc. ("Zoltek") completed the acquisition of the former Crysel acrylic fiber manufacturing assets of Celulosa y Derivados, S.A. de C.V. ("Seller"), a publicly traded Mexican chemical and industrial company. Pursuant to a Purchase Agreement among the parties to the transaction, Zoltek de Mexico, S.A. de C.V., a Mexican corporation and wholly owned subsidiary of Zoltek, purchased from Seller certain real property, machinery and equipment located in Guadalajara, Mexico for a purchase price of $35 million in cash. Zoltek funded the purchase with cash from operations and a portion of the proceeds of its August 2007 secondary common stock offering.

                  On October 3, 2007, Zoltek issued a press release announcing the transaction. The text of the press release is attached hereto as Exhibit 99.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

                  (a) Financial statements of businesses acquired. Not
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                      applicable.

                  (b) Pro forma financial information. Not applicable.
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                  (c) Exhibits. See Exhibit Index.
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                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   October 9, 2007

                                       ZOLTEK COMPANIES, INC.



                                       By    /s/ Kevin Schott
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                                          Kevin Schott
                                          Chief Financial Officer



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                                 EXHIBIT INDEX

Exhibit
Number                               Description
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 99                     Press Release, dated October 3, 2007










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